Exhibit 3.1

PAREXEL INTERNATIONAL CORPORATION

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SECOND AMENDED AND RESTATED

BY-LAWS

Adopted September 13, 2001

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ARTICLE I

Stockholders

1. Annual Meeting. The normal meeting of stockholders shall be held on the second Thursday in November in each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at 2:00 p.m., unless a different date or hour for such meeting is fixed by the Directors or the Chief Executive Officer and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-laws, may be specified by the Directors or the Chief Executive Officer.

2. Special Meetings. Special meetings of stockholders may be called by the Chief Executive Officer or by the Directors. Upon written application of one or more stockholders who hold at least 10% in interest of the capital stock entitled to vote at a meeting, a special meeting shall be called by the Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by another officer. Notwithstanding the immediately preceding sentence, if the corporation has a class of voting stock registered under the Securities Exchange Act of 1934, as amended, upon written application of one or more stockholders who hold at least 33- 1/3% in interest of the capital stock entitled to vote at a meeting, a special meeting shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer.

3. Place of Meetings. All meetings of stockholders shall be held at the principal office of the corporation unless a different place (within or without Massachusetts, but within the United States) is fixed by the Directors or the Chief Executive Officer and stated in the notice of the meeting.

4. Notice of Meetings. A written notice of the place, date and hour of all meetings of stockholders stating the purpose of the meeting shall be given by the Clerk or an Assistant Clerk or by the person calling the meeting at least twenty days before the meeting or such longer period as is required by law to each stockholder entitled to vote thereat and to each stockholder who under the law, under the Articles of Organization or under these By-laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation. Whenever notice of a meeting is required to be given a stockholder under any provision of the Massachusetts Business Corporation Law or of the Articles of Organization or these By-laws, a written waiver thereof, executed before or after the meeting by such stockholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

5. Notice of Stockholder Business. The following provisions of this Section 5 shall apply to the conduct of business at any meeting of the stockholders. (As used in this Section 5, the term annual meeting shall include a special meeting in lieu of annual meeting.)

(a) At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in paragraph (b) of this Section 5, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in paragraph (b) of this Section 5.

(b) For business to be properly brought before any meeting of the stockholders by a stockholder pursuant to clause (iii) of paragraph (a) of this By-law, the stockholder must have given timely notice thereof in writing to the Clerk of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation (i) in the case of any annual meeting, not less than sixty days nor more than ninety days prior to the date specified in Section 1 above for such annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if a special meeting in lieu of annual meeting of stockholders is to be held on a date prior to the date specified in Section 1 above, and if less than seventy days’ notice or prior public disclosure of the date of such special meeting in lieu of annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth day following the earlier of the date on which notice of the date of such special meeting in lieu of annual meeting was mailed or the day on which public disclosure was made of the date of such special meeting in lieu of annual meeting; and (ii) in the case of a special meeting (other than a special meeting in lieu of an annual meeting), not later than the tenth day following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure was made of the date of the scheduled meeting. A stockholder’s notice to the Clerk shall set forth as to each matter the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, the name and address of the beneficial owner, if any, on whose behalf the proposal is made, and the name and address of any other stockholders or beneficial owners known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder of record, by the beneficial owner, if any, on whose behalf the proposal is made and by any other stockholders or beneficial owners known by such stockholder of record and/or of the beneficial owner, if any, on whose behalf the proposal is made, in such proposed business and any material interest of any other stockholders or beneficial owners known by such stockholder to be supporting such proposal in such proposed business, to the extent known by such stockholder.

(c) Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this By-law. The person presiding at the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting and in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare at the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (or any successor provision), and the rules and regulations thereunder with respect to the matters set forth in this By-law.

(d) This provision shall not prevent the consideration and approval or disapproval at the meeting of reports of officers, Directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such meeting unless properly brought before the meeting as herein provided.

6. Quorum. The holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum, but a lesser number may adjourn any meeting from time to time without further notice; except that, if two or more classes of stock are outstanding and entitled to vote as separate classes, then in the case of each such class, a quorum shall consist of the holders of a majority in interest of the stock of that class issued, outstanding and entitled to vote.

7. Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote owned by him and a proportionate vote for a fractional share, unless otherwise provided by the Articles of Organization in the case that the corporation has two or more classes or series of stock. Capital stock shall not be voted if any installment of the subscription therefor has been duly demanded in accordance with the law of the Commonwealth of Massachusetts and is overdue and unpaid. Stockholders may vote either in person or by written proxy. Proxies shall be filed with the clerk of the meeting, or of any adjournment thereof, before being voted. No proxy dated more than six months before the date named therein shall be valid and no proxy shall be valid after the final adjournment of such meeting. Notwithstanding the provisions of the preceding sentence, a proxy coupled with an interest sufficient in law to support an irrevocable power, including, without limitation, an interest in shares or in the corporation generally, may be made irrevocable if it so provides, need not specify the meeting to which it relates, and shall be valid and enforceable until the interest terminates, or for such shorter period as may be specified in the proxy. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

8. Action at Meeting. When a quorum is present, the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter), except where a larger vote is required by law, the Articles of Organization or these By-laws, shall decide any matter to be voted on by the stockholders. Any election of Directors or officers by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote at the election. Any such elections shall be by ballot if so requested by any stockholder entitled to vote thereon. The corporation shall not directly or indirectly vote any share of its own stock.

9. Action Without Meeting. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

ARTICLE II

Directors

1. Powers. The business of the corporation shall be managed by a Board of Directors who may exercise all the powers of the corporation except as otherwise provided by law, by the Articles of Organization or by these By-laws. In the event of vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

2. Number, Election and Qualification, Tenure; Removal. The number of Directors, the provisions governing their election and qualification, their tenure and removal shall be as provided by law and as set forth in the Articles of Organization.

3. Meetings. Regular meetings of the Directors may be held without call or notice at such places and at such times as the Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Directors may be held without a call or notice at the same place as the annual meeting of stockholders.

Special meetings of the Directors may be held at any time and place designated in a call by the Chief Executive Officer or two or more Directors.

4. Telephone Conference Meetings. Members of the Board of Directors may participate in a meeting of the board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

5. Notice of Meetings. Notice of all special meetings of the Directors shall be given to each Director by the Secretary, or Assistant Secretary, or if there be no Secretary or Assistant Secretary, by the Clerk, or Assistant Clerk, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his business or home address at least twenty-four hours in advance of the meeting, or by written notice mailed to his business or home address at least forty-eight hours in advance of the meeting. Notice of a meeting need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors’ meeting need not specify the purposes of the meeting.

6. Quorum. At any meeting of the Directors, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time without further notice.

7. Action at Meeting. At any meeting of the Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board except to the extent that a larger number is required by law or the Articles of Organization or these By-laws.

8. Action by Consent. Any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting, if all the Directors consent to the action in writing and the written consents are filed with the records of the meetings of Directors. Such consents shall be treated for all purposes as a vote at a meeting.

9. Committees. The Directors may, by vote of a majority of the Directors then in office, elect from their number an executive or other committees and may by like vote delegate thereto some or all of their powers except those which by law, the Articles of Organization or these By-laws they are prohibited from delegating to such committee. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-laws for the Directors.

ARTICLE III

Officers

1. Enumeration. The officers of the corporation shall consist of a President, a Treasurer, a Clerk, and such other officers, including without limitation a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Treasurers, Assistant Clerks, Secretary and Assistant Secretaries as may be determined in accordance with these By-laws.

2. Election. The Chief Executive Officer, President, Treasurer, Clerk and Chief Financial Officer shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders, or at such other meeting as the Directors shall determine in accordance with these By-laws. Other officers may be appointed by the Chief Executive Officer, except that the Directors shall have the power to rescind any such appointment by vote of a majority of the Directors then in office.

3. Qualification. The Chief Executive Officer and/or the President may, but need not be, a Director. No officer need be a stockholder. Any two or more offices may be held by the same person, provided that the President and Clerk shall not be the same person. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine.

4. Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, the Chief Executive Officer, President, Treasurer and Clerk shall hold office until the first meeting of the Directors following the next annual meeting of stockholders and until their successors are chosen and qualified; and all other officers shall hold office until the first meeting of the Directors following the next annual meeting of stockholders and until their successors are chosen and qualified, unless a shorter term is specified in the vote choosing or appointing them. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the Chief Executive Officer, President, Clerk or Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5. Removal. The Directors may remove any officer with or without cause by vote of a majority of the Directors then in office; provided, that an officer may be removed for cause only after a reasonable notice and opportunity to be heard before the Board of Directors.

6. Chief Executive Officer, President, Chairman of the Board and Vice-President. The Chief Executive Officer of the corporation shall, subject to the direction of the Directors, have general supervision and control of its business. Unless otherwise provided by the Directors he shall preside, when present, at all meetings of stockholders and, unless a Chairman of the Board has been elected and is present, of the Directors.

If a Chairman of the Board is elected he shall preside at all meetings of the Board of Directors at which he is present. The Chairman of the Board shall have such other powers as the Directors may from time to time designate. Any Vice-President, including any Executive or Senior Vice Presidents, shall have such powers as the Directors may from time to time designate.

7. Chief Financial Officer, Treasurer and Assistant Treasurers. The Chief Financial Officer shall, subject to the direction of the Directors, have general charge of the financial affairs of the corporation and shall cause accurate books of account to be kept. He shall have custody of all funds, securities, and valuable documents of the corporation, except as the Directors may otherwise provide.

The Treasurer and any Assistant Treasurer shall have such powers as the Directors may from time to time designate.

8. Clerk and Assistant Clerks. The Clerk shall record all proceedings of the stockholders in a book to be kept therefor. Unless a transfer agent is appointed, the Clerk shall keep or cause to be kept in Massachusetts, at the principal office of the corporation or at his office, the stock and transfer records of the corporation, in which are contained the names of all stockholders and the record address and the amount of stock held by each.

In case a Secretary is not elected, the Clerk shall record all proceedings of the Directors in a book to be kept therefor.

In the absence of the Clerk from any meeting of the stockholders, an Assistant Clerk, if one be elected, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk. Any Assistant Clerk shall have such additional powers as the Directors may from time to time designate.

9. Secretary and Assistant Secretaries. If a Secretary is elected, he shall keep a record of the meetings of the Directors and in his absence, an Assistant Secretary, if one be elected, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall keep a record of the meetings of the Directors.

Any Assistant Secretary shall have such additional powers as the Directors may from time to time designate.

10. Other Powers and Duties. Each officer shall, subject to these By-laws, have in addition to the duties and powers specifically set forth in these By-laws, such duties and powers as are customarily incident to his office, and such duties and powers as the Directors may from time to time designate.

ARTICLE IV

Capital Stock

1. Certificates of Stock. Subject to the provisions of Section 2 below, each stockholder shall be entitled to a certificate of the capital stock of the corporation in such form as may be prescribed from time to time by the Directors. The certificate shall be signed by the Chairman of the Board, the President or a Vice-President, and by the Treasurer or an Assistant Treasurer; provided, however, such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Director, officer or employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

Every certificate issued for shares of stock at a time when such shares are subject to any restriction on transfer pursuant to the Articles of Organization, these By-laws or any agreement to which the corporation is a party shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every stock certificate issued by the corporation at a time when it is authorized to issue more than one class or series of stock shall set forth upon the face or back of the certificate either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series, if any, authorized to be issued, as set forth in the Articles of Organization, or a statement of the existence of such preferences, powers, qualifications, and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

2. Stockholder Open Accounts. The corporation may maintain or caused to be maintained stockholder open accounts in which may be recorded all stockholders’ ownership of stock and all changes therein. Certificates need not be issued for shares so recorded in a stockholder open account unless requested by the stockholder.

3. Transfers. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred in the records of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor, properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require. When such stock certificates are thus properly surrendered to the corporation or its transfer agent, the corporation or transfer agent shall cause the records of the corporation to reflect the transfer of the shares of stock. Except as may be otherwise required by law, by the Articles of Organization or by these By-laws, the corporation shall be entitled to treat the record holder of stock as shown in its records as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereof, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-laws.

It shall be the duty of each stockholder to notify the corporation of his post office address.

4. Record Date. The Directors may fix in advance a time which shall be not more than sixty (60) days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Directors may for any of such purposes close the transfer books for all or any part of such period.

If no record date is fixed and the transfer books are not closed, the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

5. Replacement of Certificates. In case of the alleged loss, mutilation or destruction of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms and conditions as the Directors may prescribe.

6. Issue of Capital Stock. The whole or any part of the then authorized but unissued shares of each class of stock may be issued at any time or from time to time by the Board of Directors without action by the stockholders.

7. Reacquisition of Stock. Shares of stock previously issued which have been reacquired by the corporation, may be restored to the status of authorized but unissued shares by vote of the Board of Directors, without amendment of the Articles of Organization.

ARTICLE V

Provisions to Directors

Officers, Stockholders and Employees

1. Certain Contracts and Transactions. In the absence of fraud or bad faith, no contract or transaction by this corporation shall be void, voidable or in any way affected by reason of the fact that the contract or transaction is (a) with one or more of its officers, Directors, stockholders or employees, (b) with a person who is in any way interested in this corporation or (c) with a corporation, organization or other concern in which an officer, Director, stockholder or employee of this corporation is an officer, Director, stockholder or employee of such corporation or in any way interested. The provisions of this section shall apply notwithstanding the fact that the presence of a Director or stockholder, with whom a contract or transaction is made or entered into or who is an officer, director, stockholder or employee of a corporation, organization or other concern with which a contract or transaction is made or entered into or who is in any way interested in such contract or transaction, was necessary to constitute a quorum at the meeting of the Directors (or any authorized committee thereof) or stockholders at which such contract or transaction was authorized and/or that the vote of such Director or stockholder was necessary for the adoption of such contract or transaction, provided that if said interest was material, it shall have been known or disclosed to the Directors or stockholders voting at said meeting on said contract or transaction. A general notice to any person voting on said contract or transaction that an officer, Director, stockholder or employee has a material interest in any corporation, organization or other concern shall be sufficient disclosure as to such officer, Director, stockholder or employee with respect to all contracts and transactions with such corporation, organization or other concern. This section shall be subject to amendment or repeal only by action of the stockholders.

2. Indemnification. Each Director and officer of the corporation, and any person who, at the request of the corporation, serves as a director or officer of another organization shall be indemnified by the corporation against any cost, expense (including attorneys’ fees), judgment, liability and/or amount paid in settlement reasonably incurred by or imposed upon him in connection with any action, suit or proceeding (including any proceeding before any administrative or legislative body or agency), to which he may be made a party or otherwise involved or with which he shall be threatened, by reason of his being, or related to his status as, a Director or officer of the corporation or of any other organization, which other organization he serves or has served as director or officer at the request of the corporation (whether or not he continues to be an officer or Director of the corporation or such other organization at the time such action, suit or proceeding is brought or threatened), unless such indemnification is prohibited by the Business Corporation Law of the Commonwealth of Massachusetts. The foregoing right of indemnification shall be in addition to any rights to which any such person may otherwise be entitled and shall inure to the benefit of the executors or administrators of each such person. The corporation may pay the expenses incurred by any such person in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit, or proceeding, upon receipt of an undertaking by such person to repay such payment if it is determined that such person is not entitled to indemnification hereunder. This section shall not affect any rights to indemnification to which corporate personnel other than Directors and officers may be entitled by contract or otherwise under law. This section shall be subject to amendment or repeal only by action of the stockholders, and any such amendment or repeal shall not affect the rights arising hereunder prior to the effective date of the amendment or repeal.

ARTICLE VI

Miscellaneous Provisions

1. Fiscal Year. Except as from time to time otherwise determined by the Directors, the fiscal year of the corporation shall be the twelve (12) months ending the last day of June. Following any change in the fiscal year previously adopted, a certificate of such change, signed under the penalties of perjury by the Clerk or an Assistant Clerk, shall be filed forthwith with the state secretary.

2. Seal. The seal of this corporation shall, subject to alteration by the Directors, bear its name, the word “Massachusetts”, and the year of its incorporation.

3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the Chief Executive Officer, the President, any Vice President or the Chief Financial Officer or Treasurer except as the Directors may generally or in particular cases otherwise determine.

4. Voting of Securities. Except as the Directors may otherwise designate, the Chief Executive Officer or Chief Financial Officer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by the corporation.

5. Corporate Records. The original, or attested copies, of the Articles of Organization, By-laws and records of all meetings of incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation or at an office of its transfer agent or of the Clerk or of its resident agent. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose but not to secure a list of stockholders or other information for the purpose of selling said list or information or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

6. Articles of Organization. All references in these By-laws to the Articles of Organization shall be deemed to refer to the Restated Articles of Organization of the corporation, as amended and in effect from time to time.

7. Amendments. These By-laws, to the extent provided in these By-laws, may be amended or repealed, in whole or in part, and new By-laws adopted either (a) by the stockholders at any meeting of the stockholders by the affirmative vote of the holders of at least a majority in interest of the capital stock present and entitled to vote, provided that notice of the proposed amendment or repeal or of the proposed making of new By-laws shall have been given in the notice of such meeting, or (b) if so authorized by the Restated Articles of Organization, by the Board of Directors at any meeting of the Board by the affirmative vote of a majority of the Directors then in office, but no amendment or repeal of a By-law shall be voted by the Board of Directors and no new By-laws shall be made by the Board of Directors which alters the provisions of these By-laws with respect to removal of Directors, or the election of committees by Directors and the delegation of powers thereto, nor shall the Board of Directors make, amend or repeal any provision of the By-laws which by law, the Restated Articles of Organization or the By-laws requires action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the making, amending, or repealing by the Directors of any By-law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-laws. Any By-law or amendment of a By-law made by the Board of Directors may be amended or repealed by the stockholders by affirmative vote as above provided in this Section 7.

8. 1987 Massachusetts Control Share Acquisition Act. The 1987 Massachusetts Control Share Acquisition Act, Chapter 110D of the Massachusetts General Laws, as it may be amended from time to time, shall not apply to the corporation.

AMENDMENT No. 1

to the

SECOND AMENDED AND RESTATED BY-LAWS

of

PAREXEL INTERNATIONAL CORPORATION

March 27, 2003

The Board of Directors of PAREXEL International Corporation (the “Corporation”) on March 27, 2003, approved an amendment to the Second Amended and Restated By-laws of the Corporation, as follows:

That Section 2 of Article I of the Second Amended and Restated Bylaws of the Corporation be and hereby is deleted in its entirety and the following Section 2 is inserted in lieu thereof:

“2. Special Meetings. Special meetings of stockholders may be called by the Chief Executive Officer or by the Board of Directors. In addition, upon written application of one or more stockholders who are entitled to vote and who hold at least the Required Percentage (as defined below) of the capital stock entitled to vote at the meeting, special meetings shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer.

For purposes of this Section 2, the “Required Percentage” shall be (i) 10% at any time at which the corporation shall not have a class of voting stock registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) 80% or such lesser percentage as shall constitute the maximum percentage permitted by law for this purpose at any time at which the corporation shall have a class of voting stock registered under the Exchange Act.”

AMENDMENT No. 2

to the

SECOND AMENDED AND RESTATED BY-LAWS

of

PAREXEL INTERNATIONAL CORPORATION

September 10, 2009

The Board of Directors of PAREXEL International Corporation (the “Corporation”) on September 10, 2009, approved the following amendments to the Second Amended and Restated By-laws of the Corporation:

1. That Section 1 of Article I of the Second Amended and Restated By-laws of the Corporation be and hereby is deleted in its entirety and the following Section 1 is inserted in lieu thereof:

“1. Annual Meeting. The Corporation shall hold an annual meeting of stockholders at a time to be fixed by the Board of Directors, the Chief Executive Officer or the President and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by the Articles of Organization, shall be for electing Directors and for such other purposes as shall be specified in the notice for the meeting, and only business within such purposes may be conducted at the meeting.”

2. That Section 2 of Article I of the Second Amended and Restated By-laws of the Corporation be and hereby is deleted in its entirety and the following Section 2 is inserted in lieu thereof:

“2. Special Meetings. Special meetings of the stockholders may be called by the Board of Directors, the Chief Executive Officer or the President, and shall be called by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by another officer, if the holders of at least 80%, or such lesser percentage as shall constitute the maximum percentage permitted by law for this purpose at any time at which the Corporation shall have a class of voting stock registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of all the votes entitled to be cast on any issue to be considered at the proposed special meeting sign, date and deliver to the Secretary one or more written demands for the meeting describing the purpose for which it is to be held. Only business within the purpose or purposes described in the meeting notice may be conducted at a special stockholders’ meeting.”

3. That Section 5 of Article I of the Second Amended and Restated By-laws of the Corporation be and hereby is deleted in its entirety and the following Section 5 is inserted in lieu thereof:

(a)	Nomination of Directors.

(i) Except for (1) any Directors entitled to be elected by the holders of any class or series of Preferred Stock, (2) any Directors elected by the Board of

Directors in accordance with the Articles of Organization to fill vacancies or newly created directorships or (3) as otherwise required by applicable law or stock market regulation, only persons who are nominated in accordance with the procedures in this Section 5(a) shall be eligible for election as Directors. Nomination for election to the Board of Directors at a meeting of stockholders may be made (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who (x) complies with the notice procedures set forth in Section 5(a)(ii) and (y) is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting.

(ii) To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive offices of the Corporation as follows: (1) in the case of an election of Directors at an annual meeting of stockholders, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (A) the 60th day prior to such annual meeting and (B) the seventh day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (2) in the case of an election of Directors at a special meeting of stockholders, provided that the Board of Directors has determined that Directors shall be elected at such meeting, not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of (x) the 60th day prior to such special meeting and (y) the seventh day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of a stockholders’ meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

The stockholder’s notice to the Secretary shall set forth: (A) as to each proposed nominee (1) such person’s name, age, business address and, if known, residence address, (2) such person’s principal occupation or employment, (3) the class and number of shares of stock of the Corporation which are beneficially owned by such person, and (4) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act; (B) as to the stockholder giving the notice (1) such stockholder’s name and address, as they appear on the Corporation’s books, (2) the class and number of shares of stock of the Corporation which are owned, beneficially and of record, by such stockholder, (3) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (4) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice and (5) a representation whether the stockholder intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such nomination; and (C) as to the beneficial owner, if any, on whose behalf the nomination is being made

(1) such beneficial owner’s name and address, (2) the class and number of shares of stock of the Corporation which are beneficially owned by such beneficial owner, (3) a description of all arrangements or understandings between such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made and (4) a representation whether the beneficial owner intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such nomination. In addition, to be effective, the stockholder’s notice must be accompanied by the written consent of the proposed nominee to serve as a Director if elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. A stockholder shall not have complied with this Section 5(a)(ii) if the stockholder (or beneficial owner, if any, on whose behalf the nomination is made) solicits or does not solicit, as the case may be, proxies in support of such stockholder’s nominee in contravention of the representations with respect thereto required by this Section 5(a).

(iii) The chairman of any meeting shall have the power and duty to determine whether a nomination was made in accordance with the provisions of this Section 5(a) (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with the representations with respect thereto required by this Section 5(a)), and if the chairman should determine that a nomination was not made in accordance with the provisions of this Section 5(a), the chairman shall so declare to the meeting and such nomination shall be disregarded.

(iv) Except as otherwise required by law, nothing in this Section 5(a) shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for Director submitted by a stockholder.

(v) Notwithstanding the foregoing provisions of this Section 5(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 5(a), to be considered a qualified representative of the stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of stockholders.

(vi) For purposes of this Section 5(a), “public disclosure” shall include disclosure in a press release reported by the Dow Jones New Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(b)	Notice of Business at Meetings.

(i) At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a special meeting, business must be brought before the meeting in accordance with Section 2 or Section 5(a) of these By-laws. To be properly brought before an annual meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (3) properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, (i) if such business relates to the nomination of a person for election as a Director of the Corporation, the procedures in Section 5(a) of these By-laws must be complied with and (ii) if such business relates to any other matter, the business must (x) constitute a proper matter under Massachusetts law for stockholder action and (y) be within the purposes specified in the Corporation’s notice of meeting and the stockholder must (A) have given timely notice thereof and provided all required information in writing to the Secretary in accordance with the procedures in this Section 5(b), (B) be a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting and (C) be entitled to vote at such annual meeting.

(ii) To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (A) the 60th day prior to such annual meeting and (B) the seventh day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of a stockholders’ meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

The stockholder’s notice to the Secretary shall set forth: (A) as to each matter the stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting, (2) the reasons for conducting such business at the annual meeting, and (3) the text of the proposal (including the exact text of any resolutions proposed for consideration and, if such business includes a proposal to amend the By-laws, the exact text of the proposed amendment) and (B) as to the stockholder giving the notice and the beneficial owner, if any on whose behalf the proposal is being made: (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class or series and number of shares of stock of the Corporation that are, directly or indirectly, owned, beneficially and of record, by such stockholder and such beneficial owner, (3) a description of any material interest of such stockholder and such beneficial owner and the respective affiliates and associates of, or others acting in concert with, such stockholder and such beneficial owner in such business, (4) a description of any agreement, arrangement or understanding between such stockholder and/or such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business or who may participate in the solicitation of proxies in favor of such proposal, (5) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or beneficial owner with respect to shares of stock of the Corporation, (6) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for such business proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (7) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (8) a representation whether such stockholder and/or such beneficial owner intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock reasonably believed by such stockholder or such beneficial owner to be sufficient to approve or adopt the proposal (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies from stockholders in support of such proposal (and such representation shall be included in any such solicitation materials). Not later than 10 days after the record date of the meeting, the information required by Items (A)(3) and (B)(1)-(6) of the prior sentence shall be supplemented by the stockholder providing updated information as of the record date. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any annual meeting of stockholders except in accordance with the procedures set forth in this Section 5(b); provided that nothing in this Section 5(b) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or any successor Rule. A stockholder (or beneficial owner on whose behalf the proposal is made) shall not have complied with this Section 5(b) if the stockholder (or beneficial owner, if any, on whose behalf the proposal is made) solicits proxies in support of such stockholder’s proposal in contravention of the representations with respect thereto required by this Section 5(b).

(iii) The chairman of any meeting shall have the power and duty to determine whether business was properly brought before the meeting in accordance with the provisions of this Section 5(b) (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with the representation with respect thereto required by this Section 5(b)), and if the chairman should determine that business was not properly brought before the meeting in accordance with the provisions of this Section 5(b), the chairman shall so declare to the meeting and such business shall not be brought before the meeting.

(iv) Except as otherwise required by law, nothing in this Section 5(b) shall obligate the Corporation or the Board of Directors to include in its notice of meeting, proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any proposal submitted by a stockholder.

(v) Notwithstanding the foregoing provisions of this Section 5(b), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders to present business, such business shall not be considered, notwithstanding that proxies in respect of such proposal may have been received by the Corporation. For purposes of this Section 5(b), to be considered a qualified representative of the stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as a proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of stockholders.

(vi) For purposes of this Section 5(b), “public disclosure” shall include disclosure in a press release reported by the Dow Jones New Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.”

4. That the third sentence of Section 7 of Article I of the Second Amended and Restated By-laws of the Corporation be and hereby is deleted in its entirety and the following sentences are inserted in lieu thereof:

“A stockholder may vote his or her shares in person or may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by his or her attorney-in-fact. Any vote, consent, waiver, proxy appointment or other action by a stockholder or by the proxy or other agent of any stockholder shall be considered given in writing, dated and signed, if, in lieu of any other means permitted by law, it consists of an electronic transmission that sets forth or is delivered with information from which the Corporation can determine (1) that the electronic transmission was transmitted by the stockholder, proxy or agent or by a person authorized to act for the stockholder, proxy or agent; and (2) the date on which such stockholder, proxy, agent or authorized person transmitted the electronic transmission. The date on which the electronic transmission is transmitted shall be considered to be the date on which it was signed. The electronic transmission shall be considered received by the Corporation if it has been sent to any address specified by the Corporation for the purpose or, if no address has been specified, to the principal office of the Corporation, addressed to the Secretary or other officer or agent having custody of the records of proceedings of stockholders.”